UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 11, 2005

                          CORPORATE ROAD SHOW.COM, INC.
             (Exact name of registrant as specified in its charter)


          New York            80 Orville Drive - Suite 100        11-3516358
                                   Bohemia, NY 11716


(State or other jurisdiction     (Address of Principal         (I.R.S. Employer
    of incorporation or            Executive Offices)        Identification No.)
       organization)



Registrant's telephone number, including area code: 631-244-1555
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Item 5.01. Change of Control.

On January 11, 2005, Frank Ferraro the sole officer and director of Corporate Road Show.Com, Inc ("Company") and his wife Kim Ferraro (collectively,"Sellers") entered into a stock purchase agreement with Sung Kee Chung and Sung Sook Park to sell 163,800,00 and 70,200,000 shares of the Company's common stock, respectively, to Dr. Chung and Mrs. Park ("Stock Purchase Agreement"). As a result of the stock sale, Dr. Chung owns 56.5% and Mrs. Park owns 24.2% of the Company's issued and outstanding shares of common stock, respectively, based on 289,780,000 shares of common stock outstanding. The Sellers received $430,000 in cash, which was funded from personal funds available to Dr. Chung and Mrs. Park and a loan made by Mrs. Park to Dr. Chung. The Company did not receive any sales proceeds or other consideration in connection with this transaction.

Pursuant to the Stock Purchase Agreement, Dr. Chung and Mrs. Park have the right to nominate an additional director and officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Road Show.Com, Inc.

Date: January 14, 2005


/s/ Frank Ferraro
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Frank Ferraro,
President